File No. 333- _________________
         As filed with the Securities and Exchange Commission on [filing date].
                                                                  -----------

--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                                ----------------

                                    FORM S-1
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                                ----------------

                          INTEGRITY CERTIFICATE COMPANY
             (Exact Name of Registrant as Specified in Its Charter)


          Maryland                        6726                  47-0915149
      (State or other              (Primary Standard        (I.R.S. Employer
Jurisdiction of Incorporation) Industrial Classification  Identification Number)
      Organization)                   Code Number)

                               1 North Main Street
                                 Minot, ND 58703
                                 (701) 852-5292
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

                                 Robert Walstad
                               1 North Main Street
                                 Minot, ND 58703
                                 (701) 852-5292
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent For Service)

                                   COPIES TO:
                               Gordon Dihle, Esq.
                              Corporate Legal, P.C.
                       8547 E. Arapahoe Road, Suite J-382
                               Englewood, CO 80112
                                 (303) 874-3194

                                -----------------

        Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

                                -----------------

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, check the following box. [ ]
                                --

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                                                          --

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]
            --

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                         --

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                                 --

                                ----------------

                       CALCULATION OF THE REGISTRATION FEE

--------------------------------------------------------------------------------
                                  Proposed Maximum
  Title of Each Class of               Aggregate                   Amount of
Securities To Be Registered       Offering Price(1)             Registration Fee

--------------------------------------------------------------------------------
Face-Amount Certificates......       $1,000,000                     $126.70
--------------------------------------------------------------------------------

(1)  Estimated   solely  for  the  purposes  of  computing  the  amount  of  the registration fee in accordance with Rule 457(o) of the Securities Act of 1933.

                               ------------------

     Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------

                              SUBJECT TO COMPLETION

                          Integrity Certificate Company

              Preliminary Prospectus ______________, [filing date]

This   Prospectus    describes   five   types   of   face-amount    certificates
("Certificates") currently offered by Integrity Certificate Company ("ICC" or "Company"):

     >       Harvest Certificates
     >       Producer Certificates
     >       Resource Certificates
     >       Prime Certificates
     >       Foundation Certificates

You can use the Certificates to lock-in competitive interest rates, guaranteed by the Company, for one or more renewable terms of varying length to suit your needs. SEE "The Certificates." Like any securities investment, the Certificates involve certain risks that you should consider. SEE "Special Risk Considerations."

Please read this Prospectus carefully before you invest and keep it for future reference. No one has the authority to change the terms and conditions of the Certificate as described in this Prospectus, or to bind the Company by any statement not in it.

THE INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY CHANGE. THE COMPANY HAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC") A REGISTRATION STATEMENT RELATING TO THE SECURITIES DESCRIBED IN THIS PROSPECTUS. NO ONE MAY SELL OR ACCEPT OFFERS TO BUY THE SECURITIES DESCRIBED IN THIS PROSPECTUS UNTIL THE REGISTRATION STATEMENT, AS AMENDED, BECOMES EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL, NOR A SOLICITATION TO BUY, ANY SECURITIES IN ANY JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL.

NEITHER THE SEC NOR ANY STATE REGULATOR HAS APPROVED OR DISAPPROVED THE SECURITIES DESCRIBED IN THIS PROSPECTUS OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE CERTIFICATES ARE BACKED BY THE ASSETS OF THE COMPANY. THEY ARE NOT INSURED OR GUARANTEED BY THE FEDERAL GOVERNMENT OR ANY GOVERNMENT AGENCY.

                                TABLE OF CONTENTS


GLOSSARY ......................................................................4
QUESTIONS AND ANSWERS .........................................................5
SPECIAL RISK CONSIDERATIONS ...................................................7
THE CERTIFICATES ..............................................................8
         AT A GLANCE ..........................................................8
         HARVEST CERTIFICATES .................................................8
         PRODUCER CERTIFICATES ................................................9
         RESOURCE CERTIFICATES.................................................9
         PRIME CERTIFICATES ...................................................9
         FOUNDATION CERTIFICATES .............................................10
GENERAL TERMS AND CONDITIONS .................................................10
         FACE AMOUNT .........................................................10
         ACCOUNT VALUE .......................................................10
         PRINCIPAL INVESTMENTS ...............................................10
         ADDITIONAL INVESTMENTS ..............................................10
         INTEREST RATES ......................................................11
         GUARANTEE PERIODS ...................................................12
         MATURITY DATE .......................................................12
         FEES AND CHARGES ....................................................12
         OTHER TERMS AND CONDITIONS ..........................................12
PERFORMANCE ..................................................................13
HOW TO BUY CERTIFICATES ......................................................13
         THROUGH THE COMPANY .................................................13
         THROUGH AUTHORIZED SELLERS ..........................................13
         AFFINITY GROUPS .....................................................13
         INVESTMENT AMOUNTS ..................................................13
         CANCELING YOUR ORDER ................................................14
         APPLICATION ACCEPTANCE ..............................................14
ACCESSING YOUR ACCOUNT VALUE .................................................14
         INTEREST WITHDRAWALS ................................................14
         PRINCIPAL WITHDRAWALS AND LOANS .....................................14
         WITHDRAWAL AMOUNTS ..................................................14
         PENALTY FOR EARLY WITHDRAWAL ........................................15
         AFFECT ON INTEREST RATES ............................................15
         REQUESTING A WITHDRAWAL .............................................15
ACCOUNT TRANSACTIONS .........................................................15
         TRANSFERRING OWNERSHIP ..............................................16
         EXCHANGING CERTIFICATES .............................................16
         TRANSFER AGENT.......................................................16
TAX MATTERS ..................................................................16
THE COMPANY ..................................................................17
         ORGANIZATION AND OPERATIONS .........................................17
         DIRECTORS AND OFFICERS ..............................................17
MANAGEMENT ...................................................................18
         BOARD OF DIRECTORS ..................................................18
         COMMITTEES OF THE BOARD OF DIRECTORS ................................18
INVESTMENT ADVISER ...........................................................18
RELATED PARTY TRANSACTIONS ...................................................19
RESERVES .....................................................................19
INVESTMENTS ..................................................................19

         TYPES OF INVESTMENTS ................................................19
         INVESTMENT POLICIES .................................................21
INVESTOR SERVICES ............................................................21
         AUTOMATIC INVESTMENTS ...............................................21
         DIRECT DEPOSITS .....................................................21
         INQUIRIES ...........................................................21
         REPORTS .............................................................22
INDEPENDENT AUDITORS .........................................................22
FINANCIAL STATEMENTS .........................................................22
EXPERTS ......................................................................22
THE COMPANY AND ITS SERVICE PROVIDERS .........................[back cover page]

                                    GLOSSARY

The following is a glossary of terms frequently used in this Prospectus:

ACCOUNT VALUE - Your principal investments(s), plus accrued interest, less withdrawals and applicable fees, charges, and penalties.

CERTIFICATE - One of the five different Certificates currently offered by this Prospectus, namely, the Harvest, Foundation, Producer, Reserve and Prime Certificates.

CERTIFICATE ANNIVERSARY - Each twelve-month period following the Effective Date of your Certificate.

COMPANY - Integrity Certificate Company.

EFFECTIVE DATE - Generally the first or fifteenth day of any given month, depending on when we accept your application to purchase a Certificate. Applications accepted after the first day of the month will have an Effective Date of the fifteenth day of that month; applications accepted after the fifteenth day of the month will have an Effective Date of the first day of the following month.

FACE AMOUNT - The amount that you invest at the time you purchase your Certificate, or, in the case of the Harvest Certificate, the sum of the installments you agree to make during the life of the Certificate. You select the face-amount subject to certain minimum and maximum limitations.

GUARANTEE PERIOD - A time period that you select to lock in the interest rate applicable to your principal investment for that period.

INTEREST RATE - The rate of interest that you earn on your Certificate. We guarantee the interest rate for the Guarantee Periods that you select. Interest compounds monthly, based on a 30-day month and a 360-day year.

INTEREST RATE DATE - The date on which we set the interest rate available under the Certificates, generally, the first and fifteenth day of each month.

MATURITY DATE - The date on which the Certificate matures. Each Certificate matures 20 years after its Effective Date.

MINIMUM INTEREST RATE - The minimum annual rate of interest you will earn on your principal investment during any Guarantee Period, currently 3.5% for each Certificate.

OUR, US, WE - Integrity Certificate Company.

PRINCIPAL, PRINCIPAL INVESTMENT - The amount of your initial and any subsequent investment (Harvest and Producer Certificates only). For purposes of these definitions, we treat interest that has accrued during a Guarantee Period as principal for the next Guarantee Period to which it is applied.

CLIENT CARE DEPARTMENT - The department of Integrity Certificate Company responsible for administering and servicing the Certificates. The address and telephone numbers of our Client Care Department are 1 North Main Street, Minot, North Dakota 58703, (701) 852-5292).

SURRENDER VALUE - The amount of your Account Value immediately prior to surrender, less any applicable fees, withdrawal charge and early withdrawal penalty assessable at the time of surrender.

YOU, YOUR - A current or prospective Certificate owner.

                              QUESTIONS AND ANSWERS


WHO IS ICC? Integrity Certificate Company is a Maryland corporation registered with the SEC as a face-amount certificate company, which is a type of investment company. Like other investment companies, ICC invests the monies that it receives from investors in a portfolio of securities issued by other companies. It also invests in other types of assets, including, for example, real estate and real estate loans. SEE "The Company" and "Investments."

WHAT ARE  THE   CERTIFICATES?   The   Certificates   are  basically   guaranteed
     fixed-income securities. When you buy a Certificate, you are buying a guarantee by the Company, backed solely by its assets, to pay you the amount of your principal investment (known as the "face-amount"), plus accrued interest (less any withdrawals and applicable fees and charges), when your Certificate matures. Each Certificate matures 20 years after its Effective Date. We currently offer five different Certificates that you can select from to suit your needs. SEE "The Certificates" and "General Terms and Conditions."

WHAT ASSETS BACK THE COMPANY'S  GUARANTEES?  The Company  maintains  reserves to meet its guarantees under the Certificates. These reserves consist primarily of income-producing instruments such as government and corporate bonds, preferred stock, and real estate mortgages. SEE "Reserves" and "Other Terms and Conditions" under "General Terms and Conditions."

WHY BUY A CERTIFICATE? We offer Certificate interest rates that are generally higher than those available through bank certificates of deposits ("CDs") or U.S. Treasury obligations ("Treasuries"). SEE "Interest Rates" under "General Terms and Conditions." The Certificates also have several features that can give you more investment flexibility than are available through CDs and Treasuries. SEE "The Certificates" and "General Terms and Conditions." SEE also "Special Risk Considerations."

HOW  IS INTEREST  PAID?  You can elect to withdraw the  interest  earned on your
     Certificate on a monthly, quarterly, or annual basis during the life of your Certificate. You can also allow your interest to accumulate up to the Maturity Date of your Certificate. Interest compounds monthly. SEE "Interest Withdrawals" under "Accessing Your Account Value."

WHAT FACTORS AFFECT THE INTEREST I CAN EARN? The amount of interest you can earn will depend on the type of Certificate you select, the amount you invest, the available interest rates, and the length of time you decide to lock in the interest rate. You can lock in interest rates for Guarantee Periods of 1, 3, 5, and 10 years (5 or 10 years in the case of the Foundation Certificates). You will always earn at least the Minimum Interest Rate for each Certificate, subject to the terms and conditions described herein. SEE "The Certificates" and "General Terms and Conditions."

WHO MANAGES THE COMPANY? The Board of Directors ("Board") of the Company is primarily responsible for the management of the Company. The Board has established an Investments Committee, which oversees the investment activities of the Company. Integrity Money Management, Inc. ("Adviser" or "Integrity Money Management"), manages the Company's securities portfolio. As of December 31, 2003, the Adviser managed over $300 million in investment company assets. SEE "Management."

HOW DO I BUY, REDEEM, OR EXCHANGE CERTIFICATES? You can purchase and redeem Certificates, and, except for the Foundation Certificates, exchange one Certificate for another, by contacting our Client Care Department. SEE "How to Buy Certificates," "Accessing Your Account Value," and "Account Transactions." Certain minimum and maximum investment requirements apply to each Certificate. SEE "At A Glance" under "The Certificates." For a description of fees and charges that may apply, SEE "Fees and Charges under "General Terms and Conditions" and "Penalty for Early Withdrawal" under "Accessing Your Account Value."

ARE THERE ANY FEES AND PENALTIES UNDER THE CERTIFICATES? We assess a service fee to process payments of accrued interest. We also assess a maximum withdrawal charge of 5% on any Account Values withdrawn prior to your fifth Certificate Anniversary. This charge does not apply to scheduled withdrawals of interest or to systematic withdrawals under the Resource Certificate. In addition, we impose an early withdrawal penalty equal to 12 months accrued interest on principal amounts withdrawn prior to your fifth Certificate Anniversary or prior to the end of a Guarantee Period. After your fifth Certificate Anniversary, the early withdrawal penalty applies only if you withdraw principal prior to the end of a Guarantee Period. SEE "Fees and Charges" and "Penalty for Early Withdrawal" under "Accessing Your Account Value" for details.

SHOULD I BUY A CERTIFICATE? Before purchasing a Certificate, you should consider whether the Certificate suits your financial objectives, particularly in light of the amount of your purchase and the long-term nature of the Certificates. You should not rely on the Certificates for short-term financial needs. The Certificates are intended to be part of a well-balanced, comprehensive investment program. SEE "Special Risk Considerations," immediately below.

                           SPECIAL RISK CONSIDERATIONS

As with any security that you buy, you bear certain risks when you invest in a Certificate. We highlight below certain risks that you may find prudent to consider before investing in a Certificate.

OPERATING HISTORY. The Company is newly formed, which means it has no operating history or "track record." This fact is common to all new investment companies.

PORTFOLIO INVESTMENTS. We expect to meet our obligations under the Certificates through earnings on our portfolio investments. Because our guarantees under the Certificates are backed only by our assets, you bear a number of portfolio investment risks. These risks include, for example, (i) market risk (i.e., the risk that the market value of one or all of our investments might decline), (ii) credit risk (i.e., the risk that an issuer of a security that we purchased might default), (iii) liquidity risk (i.e., the risk that one or more of our investments might not be liquid at the time necessary to meet our payment obligations), (iv) interest rate risk (i.e., the risk that interest rates might move in a direction that causes an adverse effect on our investments), and (v) valuation risk (i.e., the risk that one or more of our investments might be overvalued).

We will try to minimize these risks by adhering to certain reserve requirements and investment guidelines established by federal law and administered by the SEC. SEE "Reserves" and Investments." However, a failure of the Company's portfolio investments to generate adequate earnings may limit our ability to pay competitive interest rates and could conceivably prevent the Company from meeting its obligations (i.e., default) under the Certificates, including the payment of principal and interest.

COMPETITIVE FACTORS. There are but handful of face-amount certificate companies in existence today. One company, American Express Certificate Company f/k/a IDS Certificate Company, dominates the face-amount certificate industry. In addition, there exist a number of financial products, such as CDs and insurance products, which offer investors a guaranteed fixed rate of return. Our principal means of competing is by offering attractive interest rates on our Certificates and responsive customer service.

                                THE CERTIFICATES

AT-A-GLANCE

The chart below provides an overview of the five different types of Certificates we offer. For more detailed information, please refer to the remainder of this section. SEE ALSO "General Terms and Conditions" for additional information about common features of the Certificates.

----------------------------------------------------------------------------------------------------
NAME OF CERTIFICATE       HARVEST     PRODUCER      RESOURCE         PRIME           FOUNDATION
----------------------------------------------------------------------------------------------------
Certificate Type        Installment  Fully Paid    Fully Paid      Fully Paid        Fully Paid
----------------------------------------------------------------------------------------------------
Minimum Investment          $250*      $2,500       $25,000         $250,000           $1,000
----------------------------------------------------------------------------------------------------
Minimum Additional          $50*        $250**   None Permitted  None Permitted    None Permitted
Investment
----------------------------------------------------------------------------------------------------
Maximum Investment     $1.5 Million   $250,000    $2.5 Million    $2.5 Million      $2.5 Million
----------------------------------------------------------------------------------------------------
Guarantee Periods                    1, 3, 5 or 10 years                            5 or 10 years
----------------------------------------------------------------------------------------------------
Benchmarks             For 1, 3 or 5 Year Guarantee Periods: the HIGHER of (i)
                       the average rate for for CD's of comparable maturities
                       as quoted on the Bank Rate Monitor National Index, and
                       (ii) the yield on Treasuries of comparable maturities on   The rate for the
                       a given Interest Rate Date.                                11th District Cost
                                                                                  of Funds Index
                       For 10 Year Guarantee Periods:  the yield on 10-year
                       Treasury Notes bonds on a given Interest Rate Date.

                       SEE "Interest Rates" under "General Terms and Conditions."
----------------------------------------------------------------------------------------------------
Maturity Date                             20 Years from Effective Date
----------------------------------------------------------------------------------------------------
Interest Rate Target***                 0.5% to 2.5% above benchmark.****
----------------------------------------------------------------------------------------------------
Minimum Interest Rate                       3.5% for all Certificates
----------------------------------------------------------------------------------------------------

*    The minimum  face-amount for any Harvest  Certificate is $5,000.

** You may make additional contributions to your Producer Certificate in an aggregate amount up to 15% of your initial investment, subject to the maximum of $37,500.

*** The Company reserves the right to set an interest rate target above the target stated above.

**** Interest rates generally will be higher for larger investments.

HARVEST CERTIFICATES

WHO SHOULD INVEST? Harvest Certificates are designed for investors who want to save for retirement, or save to meet college or other long-term expenses, by systematically investing in a fixed-income investment that offers competitive interest rates.

INVESTMENT AMOUNTS. You can invest up to the face-amount of your Harvest Certificate in monthly or quarterly installments, which is why these Certificates are sometimes referred to as "installment certificates." You can select how much you would like to invest on an installment basis, subject to the limits described above. PLEASE NOTE THAT FAILURE TO MAKE A SCHEDULED PAYMENT FOR YOUR HARVEST CERTIFICATE MAY RESULT IN THE LAPSE OF YOUR CERTIFICATE. SEE "Lapse and Reinstatement," immediately below.

LAPSE AND REINSTATEMENT. All scheduled payments for Harvest Certificates are due on the first day of the month. If we do not receive your scheduled payment within 10 days of its due date, your Certificate will be in default, and will lapse.

You can reinstate your Harvest Certificate by paying the missed payment, plus an administrative fee equal to the higher of 5% of the missed payment or $5.00, within six months from the original due date of the missed payment. We will apply any missed payments that we receive to the current Guarantee Period to which you have] applied your Account Value. Any missed payment will earn interest commencing on the date we apply it to such Guarantee Period. Alternatively, you can elect to surrender your lapsed Certificate for its Surrender Value, or convert it to a "fully paid" Certificate in an amount equal to its then Surrender Value. Your fully paid Certificate will have the same Maturity Date as your lapsed
Certificate, and your Account Value will be applied automatically to the Guarantee Period that ends closest to the Maturity Date of the Certificate, without extending past such Maturity Date, at the interest rate applicable to such Guarantee Period.

If, within six months from the original due date of your missed payment, you have not notified the Company of your decision to reinstate, surrender or convert your lapsed Harvest Certificate, the Company will automatically convert your lapsed Harvest Certificate into a fully paid Certificate as described above.

PRODUCER CERTIFICATES

WHO SHOULD INVEST? Producer Certificates are designed for investors seeking competitive interest rates on a single lump-sum investment, but who do not have the amount necessary to purchase a Prime Certificate, which normally offers a higher rate of interest.

INVESTMENT AMOUNTS. You can purchase Producer Certificates with a single principal investment or "lump sum," subject to the limits described above. Because these Certificates do not require any additional payments, they are sometimes referred to as "fully paid" Certificates. You have the option, however, of making one or more additional principal investments in amounts ranging from $250 up to an aggregate maximum of 15% of your initial investment, subject to a maximum of $37,500. SEE "Additional Investments" under "General Terms and Conditions."

RESOURCE CERTIFICATES

WHO SHOULD INVEST? Resource Certificates are designed for investors seeking a high rate of current income. Because of the Resource Certificate's unique systematic withdrawal feature, the Certificate may be ideal for retired persons who need to receive disbursements from their retirement accounts either to meet IRS requirements for minimum disbursements from their tax-qualified plan or to fund retirement living.

INVESTMENT AMOUNTS. You can purchase Resource Certificates with a single principal investment ranging from $25,000 to $2.5 million. Like the Producer Certificates, Resource Certificates are sometimes referred to as "fully paid" Certificates. We do not accept additional principal investments under the Resource Certificates.

SYSTEMATIC WITHDRAWAL. Resource Certificates allow you to make systematic withdrawals of both principal and accrued interest, without incurring any withdrawal charge or early withdrawal penalty. To take advantage of the systematic withdrawal feature, you must maintain, at all times, a minimum Account Value equal to 50% of your original principal investment. You can choose to make systematic withdrawals either monthly or quarterly. The minimum amount you may withdraw at any time is $150. We will treat withdrawals as coming first from accrued interest earned on your principal investment, and then from principal. Systematic withdrawals will reduce the amount of your Account Value, and may result in the application of a lower interest rate. SEE "Affect on Interest Rates" under "Accessing Your Account Value."

PRIME CERTIFICATES

WHO SHOULD INVEST? Prime Certificates are designed for investors seeking competitive interest rates on large investments. Interest rates on Prime Certificates normally will be the most favorable of all of the Certificates offered by this Prospectus.

INVESTMENT AMOUNTS. You can purchase Prime Certificates with a single principal investment, subject to the limits described above. Like the Producer Certificates, Prime Certificates are sometimes referred to as "fully paid" Certificates. We do not accept additional principal investments under the Prime Certificates.

FOUNDATION CERTIFICATES

WHO SHOULD INVEST? Foundation Certificates are designed for investors seeking competitive interest rates on a single lump-sum investment, who also have an interest in providing much needed capital to the religious community.

WHAT MAKES THIS CERTIFICATE DIFFERENT? Integrity Certificate Company will invest at least 35% of the proceeds it receives from the sale of the Foundation Certificates in loans used to purchase, construct, or renovate places of worship and related educational facilities. ICC will apply the balance of the proceeds to other types of investments, such as government and corporate bonds, preferred stock, and real estate loans.

INVESTMENT AMOUNTS. You can purchase Foundation Certificates with a single principal investment or "lump-sum," subject to the limits described above. Like the Producer Certificates, these Certificates are sometimes referred to as "fully paid" Certificates. We do not accept additional principal investments under the Foundation Certificate.


                          GENERAL TERMS AND CONDITIONS

The following terms and conditions apply to each type of Certificate described in this Prospectus, unless otherwise specifically noted. We reserve the right to issue other Certificates with different terms and conditions. The terms and conditions of your Certificate may not be changed except by mutual agreement.

FACE AMOUNT

The face-amount of your Certificate equals the amount you invest when you purchase your Certificate, or, in the case of the Harvest Certificate, the amount you agree to invest during the life of the Certificate. The face-amount will remain the same during the life of your Certificate.

ACCOUNT VALUE

Your Account Value initially will equal the face-amount of your Certificate (except for Harvest Certificates, in which case it will equal the amount of your first scheduled principal investment). Periodically, we will adjust your Account Value to reflect increases due to additional principal investments (Harvest and Producer Certificates only) and accrued interest, and decreases due to withdrawals and fees and charges or penalties. SEE "Reports" under "Shareholder Services" for information on the types of reports we will provide to you.

PRINCIPAL INVESTMENTS

The amount that you invest in your Certificate constitutes your principal investment. We also treat interest that has accrued on your Certificate during a Guarantee Period and that you apply to another Guarantee Period as principal for that period. We will credit your principal investment and issue your Certificate on its Effective Date, which generally will be either the first or fifteenth day of a given month, depending on the date we accept your application.

ADDITIONAL INVESTMENTS

Producer Certificate owners may make additional unscheduled principal investments during the life of their Certificates, subject to the minimum and maximum limits described above. Please note that we will credit additional principal investments only on the first day of each month coinciding with or following  the date we  receive  your  payment.  We will not  accept  additional principal investments for any Foundation, Prime, or Resource Certificate. However, you can purchase more than one Certificate of the same type, in which case we will aggregate your principal investments under all Certificates for
purposes  of  determining  the  applicable   interest
rate on the additional Certificates you purchase. SEE "Applicable Interest Rate." Harvest Certificate owners are required to make the principal investments according to the agreed upon schedule to avoid a lapse of their Certificate.

INTEREST RATES

WHEN WE CALCULATE INTEREST RATES. We calculate the Certificate interest rates for each Guarantee Period generally at the beginning and middle of each month
(each an "Interest Rate Date"). We may calculate the interest rates more frequently or at different times, in our sole discretion, and, from time to time, we may offer special promotional rates on the Certificates. SEE "Applicable Interest Rate" below for a discussion of the interest rate that will apply to your Guarantee Period.

HOW WE CALCULATE INTEREST RATES. We calculate the interest rates in our sole discretion, primarily in response to changes in market conditions, as generally reflected in the benchmarks that we use. On any given Interest Rate Date, the interest rates available for each Guarantee Period will be the HIGHER of (i) the Minimum Interest Rate, and (ii) our Interest Rate Target for that Guarantee Period. The Minimum Interest Rate for each Certificate is 3.5%. The Interest Rate Target for each Guarantee Period will equal the benchmark for that Period, plus a margin generally ranging from 0.50% to 2.5%. At no time will the margin that we apply be less than 0.50%.

When determining the Interest Rate Target for the one, three, and five year Guarantee Periods under each Certificate (other than the Foundation Certificate), the benchmark will be the HIGHER of: (i) the average rate for CD's of comparable maturity quoted on the Bank Rate Monitor National Index ("BRM Index"), and (ii) the yield for Treasuries of comparable maturity, on a given Interest Rate Date. The average rates set out in the BRM Index are based on a weekly survey of the 50 largest banks and the 50 largest thrift institutions in the 10 largest metropolitan areas in the United States. The BRM Index is a publication of the Bank Rate Monitor, an organization that collects and disseminates information about bank rates and the banking industry. The BRM Index does not include an average rate for 10 year CD's. Accordingly, we use the yield on 10 year Treasury bonds as the benchmark for the 10 year Guarantee Period.

The benchmark for the 5 and 10 year Guarantee Periods under the Foundation Certificates is the 11th District Cost of Funds Index, which is a weighted average of the costs of borrowing by member banking institutions of the Federal Home Loan Bank of San Francisco (the 11th District). The index rate tends to lag market interest rate adjustments and tends to be relatively stable because institutions borrow money for varying terms and do not pay market rates for all of their borrowings. The Index is reported monthly, but generally lags behind two months (e.g., January's index is reported in March, February's index is reported in April, etc.)

We reserve the right to use, in our sole discretion, an index other than the BRM Index or 11th District Cost of Funds Index should such indexes cease to exist.

APPLICABLE INTEREST RATE. The applicable interest rate for your initial Guarantee Period will be the rate in effect on the date we accept your application and receive your principal investment at our offices. We will send you a confirmation of the interest rate that applies to your Certificate. For subsequent principal investments made under the Producer Certificate, we will apply the interest rate in effect for the current Guarantee Period in which you are invested. You will begin earning interest on the Effective Date of your Certificate or, in the case of any subsequent principal investment permitted under the Producer Certificates, on the first day of the month following the date we receive the payment. Prior to the end of each Guarantee Period, we will notify you of the interest rates available under your Certificate for the subsequent Guarantee Periods. The interest rate that applies to your Guarantee Period will remain the same throughout that Guarantee Period and will not be affected by changes in Certificate interest rates that may occur after you lock in your interest rate for that Period. If you already own a Certificate and purchase another of the same type, we will calculate the interest rate on the new Certificate based on the aggregate Account Values that you maintain in each Certificate of that type.

INFORMATION ON INTEREST RATES. We will publish quotations of the available interest rates from time to time. Also, you can find out what the available interest rates are on any given day by calling us at (701) 852-5292. Interest rates for future Guarantee Periods may be greater or less than the interest rates for the current Guarantee Period that you select.

GUARANTEE PERIODS

You can lock in the interest rates available under your Certificate for Guarantee Periods of 1, 3, 5 and 10 years (5 and 10 years only in the case of the Foundation Certificates). Your initial Guarantee Period begins on the Effective Date. Generally, the longer the Guarantee Period you select, the higher the interest rate you will earn. At the end of each Guarantee Period, you can select another Guarantee Period of the same or different length. We will notify you at least 15 days prior to the expiration of each Guarantee Period. For convenience, unless you specify otherwise prior to the end of your current Guarantee Period, we will automatically apply your Account Value to another Guarantee Period of equal length, using the then applicable interest rate. You may continue to select successive Guarantee Periods up until the Certificate's Maturity Date. SEE "Maturity Date," immediately below. You may not select a Guarantee Period that would carry the Certificate past its Maturity Date. If you select a Guarantee Period that would end after your Certificate's Maturity Date, we will instead apply your Account Value to the next shortest Guarantee Period that ends at or prior to your Certificate's Maturity Date, using that Period's then applicable interest rate.

MATURITY DATE

The Maturity Date for all ICC Certificates is 20 years from the Effective Date. On the Maturity Date, we will pay you your Account Value, which equals the face-amount of your Certificate, plus any subsequent principal investments, plus all accrued interest, less any withdrawals previously taken and less applicable fees, charges, and penalties previously assessed.

FEES AND CHARGES

SERVICE FEES. We charge a per payment fee of $5.00 to process regular monthly, quarterly, or annual payments of accrued interest that you have elected to withdraw and $25.00 to process any unscheduled interest payment requests. We will deduct the fee from each payment you receive. This charge does not apply to systematic withdrawals under the Resource Certificates.

WITHDRAWAL CHARGE. If you withdraw some or all of your Account Value prior to your fifth Certificate Anniversary, we will assess a withdrawal charge from your remaining Account Value or, in the case of a complete surrender, the amount withdrawn, according to the following schedule:

AS A % OF AMOUNT WITHDRAWN          5%     4%      3%     2%      1%       0%
# OF CERTIFICATE ANNIVERSARIES      1      2       3      4       5      Over 5

This charge does not apply to scheduled withdrawals of interest or to systematic withdrawals under the Resource Certificates. In addition to a withdrawal charge, you may be subject to an early withdrawal penalty. SEE "Penalty for Early Withdrawal" under "Accessing Your Account Value."

OTHER TERMS AND CONDITIONS

The Certificates carry no voting rights and are not entitled to participate in any dividends that may be declared by the Board of Directors. The Certificates are not secured by any particular asset of the Company; however, as required by federal law, the Company maintains reserves with its custodian to support its obligations under the Certificates. SEE "Reserves."

                                   PERFORMANCE

From time to time, we may quote current and historical yields on our Certificates in advertisements and in sales literature. The availability of the current yields quoted will depend on when you purchase your Certificate and how much you invest. Quotations of historical yields are not indicative of future yields. We also may compare our yields to those offered by competing products, such as CD's and Treasuries, as well as other fixed-income securities.


                             HOW TO BUY CERTIFICATES

You can buy Certificates through one of the methods described below. You must complete an application and submit it, along with payment, at the time of purchase. WE RESERVE THE RIGHT TO ACCEPT OR REJECT ANY APPLICATION IN OUR SOLE DISCRETION.

THROUGH THE COMPANY

BY MAIL. You can buy Certificates directly from the Company by sending a completed application, along with a check, to Integrity Certificate Company, 1 North Main Street, Minot, North Dakota 58703.

BY WIRE. You may also wire payments for Certificates to the Company's wire bank account. Before wiring funds, please call us at (701) 852-5292 to advise us of your investment and to receive instructions as to how and where to wire your investment. The minimum amount you may wire is $1,000. Please remember to return your completed application to us at the address above.

THROUGH AUTHORIZED SELLERS

You can buy Certificates through broker-dealers that have selling group agreements with our principal underwriter, Capital Financial Services, Inc. (the "Underwriter"). The Underwriter has agreed to use its best efforts to promote the sale of Certificates. For its services, the Underwriter will receive compensation that will not exceed the maximum withdrawal charge and penalty for early withdrawal. The Underwriter may re-allow a portion of its compensation to broker-dealers with whom it has a selling group agreement. Please call us at
(701) 852-5292 to find out whether your broker-dealer is on our list of authorized sellers. We will pay any compensation to authorized sellers out of our general funds, so that all of your money will be invested in your Certificate.

AFFINITY GROUPS

From time to time, we may seek to introduce our Certificates to members of affinity groups, including service organizations, non-profit associations, and other types of membership organizations (collectively, "affinity groups"). Although affinity groups are not permitted to sell Certificates, they may provide us with mailing lists and other information to enable us to market Certificates to their members. For their cooperation, we may compensate affinity groups an amount that we mutually agreed upon. Please call us at (701) 852-5292 for the current list of affinity groups with whom we have arrangements.

INVESTMENT AMOUNTS

For an explanation of the minimum and maximum investments in each type of Certificate, SEE "The Certificates." Certain additional restrictions may apply under if you use the Certificates to fund your Individual Retirement Account ("IRA") or other qualified retirement plan account.

CANCELING YOUR ORDER

You can, without penalty or withdrawal charge, cancel your investment in a Certificate within 10 days after we receive your application. Simply call us at the same telephone number or write to us. You will not earn any interest on Certificates that you cancel under this provision. We will process your cancellation request on the business day we receive it and, if applicable, will send out a check to you generally within 10 business days.

APPLICATION ACCEPTANCE

All applications to purchase Certificates are subject to acceptance or rejection by us in our sole discretion. If we accept your application to purchase a Certificate, you will receive a confirmation of such acceptance. You will also receive a quarterly statement reflecting all account activity. SEE "Reports." We do not issue paper certificates to evidence the purchase of Certificates. Instead, we will register your purchase on our books, thereby relieving you of the responsibility for the safekeeping of paper certificates and the need to deliver them to us upon redemption. Please refer to the Certificate Terms and Conditions attached to your application for detailed information about your Certificate.


                          ACCESSING YOUR ACCOUNT VALUE

You can access all or any part of your Certificate's Account Value at any time, subject to the terms and conditions described below.

INTEREST WITHDRAWALS

You can schedule regular withdrawals of interest that has accrued under your Certificate on a monthly, quarterly, or annual basis. Each accrued interest withdrawal will be subject to a small service fee. Unscheduled interest withdrawals are subject to a higher fee and may be subject to a withdrawal charge. SEE "Fees and Charges" under "General Terms and Conditions."

PRINCIPAL WITHDRAWALS AND LOANS

You can also withdraw some or all of your principal investments in your Certificate prior to maturity. However, a withdrawal charge and an early withdrawal penalty may apply upon withdrawal, other than for systematic withdrawals under the Resource Certificates. SEE "Withdrawal Charge" under "Fees and Charges," and "Penalty for Early Withdrawal," below.

To avoid incurring a withdrawal charge and the penalty for early withdrawal, you may request a temporary principal withdrawal or "loan" of up to 50% of your Account Value for a term not to exceed the earlier of five years or the Maturity Date of your Certificate. You will not earn interest on the amount you withdraw from your Certificate. Loans are subject to an annual interest charge not to exceed 6% of the amount withdrawn. If you decide not to reinvest your temporary principal withdrawal, we will treat it as a permanent withdrawal and will assess against your remaining Account Value the penalty for early withdrawal that would have applied at the time of the withdrawal. Temporary principal withdrawals are not available for Harvest Certificates. Withdrawals of principal may cause your Certificate to fall into a lower interest rate category. SEE "Affect on Interest Rates," below.

WITHDRAWAL AMOUNTS

The minimum amount that you may withdraw at any time from your Certificate is $100 ($150 in the case of the Resource Certificates), provided, however, that the remaining Account Value under your Certificate (other than Resource Certificate) does not fall below the stated minimum investment amounts. We will notify you and seek additional instructions from you if the amount of your withdrawal request would cause your Account Value to fall below that minimum. If you fail to respond and your withdrawal would cause your Account Value to fall below that minimum, we will treat your request as one for a complete surrender of your Certificate.

PENALTY FOR EARLY WITHDRAWAL

If you withdraw some or all of your principal investments on or before your fifth Certificate Anniversary or prior to the end of a Guarantee Period, we will deduct a penalty from your remaining Account Value, or, in the case of a complete surrender, from the amount withdrawn, equal to 12 months interest payable on the amount withdrawn. After your fifth Certificate Anniversary, the penalty will apply only if you withdraw prior to the end of a Guarantee Period.

The foregoing penalty does not apply to systematic withdrawals under the Resource Certificate. In addition, the penalty does not apply if the withdrawal is due to the need to meet unexpected expenses from your death, disability, or hospitalization.

We assess the foregoing penalty largely because of the negative impact that early withdrawals of principal investments may have on our reserves and our ability to offer competitive interest rates to our customers. You may be subject to additional penalties if you withdraw amounts held in a Certificate from an IRA or other tax-qualified plan. Please consult your tax adviser.

AFFECT ON INTEREST RATES

A withdrawal will cause a reduction in the Account Value under your Certificate. If the reduction puts your Account Value in a lower category of applicable interest rates, we will apply the lower interest rate from the date of the withdrawal, even if it occurs prior to the end of a Guarantee Period.

REQUESTING A WITHDRAWAL

You may submit written requests for a withdrawal to the Company at our Client Care Department. We will treat withdrawal requests as coming first from accrued interest, and then from your principal investment. We will process withdrawal requests on the business day that we receive them, and will send out a check to you generally within 10 business days.

We may take longer to process your request if you recently purchased or, in the case of Producer Certificates, added to a Certificate with a check that has not yet cleared. In addition, we reserve the right to defer payments for up to 30 days, in which case we will pay interest on the deferred payment at the Minimum Interest Rate. For our mutual protection, we may require a signature guarantee if:

     >    you seek to withdraw an amount in excess of $50,000,

     > you ask us to pay redemption proceeds to someone other than the registered owners,

     > you ask us to send redemption proceeds to an address other than the address of record, a preauthorized bank account, or a preauthorized brokerage firm account,

     >    we receive instructions from an agent, not the registered owners, or

     > we believe a signature guarantee would protect us against potential claims based on the instructions received.

A signature guarantee verifies the authenticity of your signature. You can obtain a signature guarantee from certain banks, brokers or other eligible guarantors. YOU SHOULD VERIFY THAT THE INSTITUTION IS AN ELIGIBLE GUARANTOR PRIOR TO SIGNING. A NOTARIZED SIGNATURE IS NOT SUFFICIENT.

                              ACCOUNT TRANSACTIONS

TRANSFERRING OWNERSHIP

You may transfer ownership of your Certificate by submitting a completed transfer request form to our Client Care Department. Please note that transfers of ownership from a tax-qualified plan may have adverse tax consequences. Please consult your tax adviser.

EXCHANGING CERTIFICATES

You may exchange one Certificate for another, provided you meet the minimum investment threshold for the new Certificate. This exchange privilege does not apply to Foundation Certificates. Exchanges will become effective on the first day of the next Guarantee Period following the date we receive your exchange request. Withdrawal charges and penalties do not apply upon the exchange of one Certificate for another; however, they may apply to withdrawals from the new Certificate, depending on how long you have held the exchanged Certificate. To effect an exchange, please call us at (701) 852-5292 to receive instructions.

TRANSFER AGENT

Integrity Fund Services, Inc. is the transfer agent for the Certificates. Integrity Fund Services, Inc. is an affiliate of Integrity Money Management, Inc., the Investment Adviser for the Company, and a wholly owned subsidiary of Integrity Mutual Funds, Inc., the sole shareholder of the Company.

                                   TAX MATTERS

All interest that you earn on your Certificate is taxable to you in the year in which it accrues, regardless of whether you elect to receive it during that year. We will send you a report showing all reportable income under your Certificate.

If you are using your Certificate to fund an IRA or other tax-qualified plan, you generally will pay no federal income taxes on your interest until you begin taking withdrawals. However, withdrawals from IRA's and qualified plans generally are subject to a federal income tax penalty of 10% if made before age 59 1/2.

We are required to withhold federal income taxes on IRA withdrawals unless you tell us not to. We are also required to withhold 20% on most other distributions from tax-qualified plans, unless the distribution is directly rolled over to another tax-qualified plan or IRA.

If you are using your Certificate to fund a Roth IRA, your contributions will not be tax deductible; however, the distributions from your Roth IRA may be tax free depending on how and when you withdraw your money from the account. Subject to certain income limitations, you may make a rollover contribution from a non-Roth IRA to a Roth IRA. The rollover will be taxable currently, but future distributions from the Roth IRA may be tax free as in the preceding sentence. The maximum contribution to a Roth IRA is $2,000, not counting rollover contributions, and contributions may be made beyond age 70 1/2. The maximum yearly contribution to all IRA's combined is still $2,000.

The  foregoing  is only a brief  summary of certain  federal  income tax matters relevant to an investment in a Certificate. It is not intended as tax advice. Please consult a qualified tax adviser for information about any tax consequences with regard to your individual circumstances.

                                   THE COMPANY

ORGANIZATION AND OPERATIONS

The Company was organized as a Maryland corporation on October 4, 2001. It is registered with the SEC as a face-amount certificate company, which is a type of investment company. The Company's capitalization consists solely of 100,000,000 shares of authorized common stock, par value $0.001 per share ("common stock"). On ___________________, 20___, Integrity Mutual Funds, Inc., the Company's sole shareholder, contributed the initial capitalization of the Company, and as of that date, owned all of the issued and outstanding shares of the Company's common stock. As of the date of this Prospectus, the Company has capital in excess of the minimum amount required by the rules and regulations of the SEC and the Investment Company Act of 1940 ("1940 Act"). The Company believes that its capital is adequate for its business activities.

The Company's business activities currently consist entirely of the issuance and servicing of Certificates and the investment of the proceeds received from the sale of its Certificates in securities and other assets. The profitability of the Company's operations is determined by the difference between (1) the amount of the Company's earnings on its investment portfolio, and (2) the expenses the Company incurs (e.g., the interest it agrees to pay, taxes, and its investment and operating expenses, such as investment advisory fees, brokerage costs, custodial expenses, disinterested director fees, and distribution fees).

DIRECTORS AND OFFICERS

Certain information about the Company's directors and officers, including their principal occupations for the past five years, is set out below. Members of the Board who are considered "interested persons" of the Company under the 1940 Act are indicated by an asterisk (*). The Company has no employees, and all of the directors and officers, other than directors who are not interested persons of the Company, serve in such capacities without compensation. Officers are appointed annually at the annual meeting of the Company's Board of Directors.

                              Positions With                 Principal Occupations
    Name and Age               the Company                 During the Past Five Years
    ------------               -----------                 --------------------------
                                                   Integrity Mutual Funds, Inc.:
                                                      Chief Executive Officer (2001-Present)
                                                      Director (1987-Present)
                                                      President  (1987-2001, 2002-2003);
                                                   President, Treasurer and Director of:
                                                      Integrity Money Management, Inc.
                                                         (1988-Present)
                                                      ND Capital, Inc. (1988-Present)
                                                      Integrity Fund Services, Inc. (1989-Present)
                                                      ND Tax-Free Fund, Inc. (1988-Present)
                                                      ND Insured Income Fund, Inc. (1990-1999)
Robert Walstad (59)       Chairman of the Board,      Montana Tax-Free Fund, Inc. (1993-Present)
                          President and Treasurer     South Dakota Tax-Free Fund, Inc.,
                                                         (1994-Present),
                                                      Integrity Fund of Funds, Inc. (1994-Present)
                                                      Integrity Small-Cap Fund of Funds, Inc.
                                                        (1998-Present)
                                                      Ranson Managed Portfolios (1996-Present)
                                                      Ranson Capital Corporation (1996-Present)
                                                   President and CEO of Capital Financial Services,
                                                      Inc. (2002-Present);

                                       17

                              Positions With                 Principal Occupations
    Name and Age               the Company                 During the Past Five Years
    ------------               -----------                 --------------------------
                                                   Magic Internet Services, Inc.
                                                      Director (1999-Present)
Robert Walstad (59)                                   President (1999-2001)
(continued)                                        Associated with securities industry as NASD licensed
                                                   registered representative (1972-Present).
-------------------------------------------------------------------------------------------------------
Jacqueline L. Case (56)   Secretary and Director   Corporate Secretary of Integrity Mutual Funds, Inc.
                                                   (1988-Present)
-------------------------------------------------------------------------------------------------------
                                                   President and COO, Integrity Mutual Funds, Inc.
                                                       (2003-Present)
                                                   Personal Trust Officer, Wells Fargo Bank North
                                                       Dakota, N.A. (1999-2003)
Mark Anderson (age)       Director                 Business Development Coordinator, Shareholder
                                                       Services Manager and Mutual Fund
                                                       Accountant, ND Holdings, Inc. (1995-1999)
                                                   Trust Accountant, Piper Trust Company (1990-1995)
                                                   Assistant Manager, Proex Photo Systems (1988-1990)
-------------------------------------------------------------------------------------------------------

                                   MANAGEMENT

BOARD OF DIRECTORS

The Board of Directors ("Board") is responsible for managing the Company's business affairs. Directors are elected annually at the Company's annual meeting of shareholders. Each Director who is not an interested person of the Company receives an annual retainer of $_______________, plus a $_____________ fee for each regular or special Board meeting he or she attends. The Directors also receive reimbursement for their expenses incurred in attending any meeting of the Board. The Board generally meets quarterly.

COMMITTEES OF THE BOARD OF DIRECTORS

The Company has an Audit Committee, an Executive Committee and an Investments Committee. The duties of each Committee and its present membership are as follows:

AUDIT COMMITTEE: The members of the Audit Committee consult with the Company's independent auditors if the auditors deem it desirable, and meet with the Company's independent auditors at least once annually to discuss the scope and results of the annual audit of the Company and such other matters as the Committee members deem appropriate or desirable. Directors [list names] are members of the Audit Committee.

EXECUTIVE COMMITTEE: During intervals between meetings of the Board, the Executive Committee possesses and may exercise all of the powers of the Board in the management of the Company except as to those matters that specifically require action by the Board. Directors [list names] are members of the Executive Committee.

INVESTMENTS COMMITTEE: The members of the Investments Committee oversee the investment activities of the Adviser, which manages the Company's securities portfolio.


                               INVESTMENT ADVISER

Integrity Money Management, Inc. serves as the Company's investment adviser pursuant to an investment advisory agreement ("Advisory Agreement"). Subject to the supervision of the Board, the Adviser is responsible under the Advisory Agreement for selecting and managing the Company's securities investments to ensure that the Company has, in cash or qualified investments, as that term is defined in Section 28(b) of the 1940 Act, assets having an aggregate value not less than that required by applicable law. The Adviser also is responsible for placing orders for the purchase and sale of the Company's securities investments with brokers and dealers that the Adviser selects.

In addition, pursuant to the Advisory Agreement, the Adviser has agreed to render regular reports to the Board regarding its investment decisions and brokerage allocation practices for the Company, to assist the Company's custodian in valuing portfolio securities and computing the Company's reserves, and to furnish the Company with the assistance, cooperation, and information necessary for it to meet various legal requirements regarding registration and reporting. The Adviser also has agreed to furnish to the Company adequate facilities and personnel necessary for the Directors and officers of the Company to manage the affairs and conduct of the Company's business. The Adviser, located at 1 North Main Street, Minot, North Dakota 58703 is a registered investment adviser with over $300 million of assets under management as of the date of this Prospectus. For its services, the Adviser receives a quarterly fee payable in arrears based on the annual percentage, set forth below, of the average daily net asset value of the Company's assets that it manages:

     ---------------------------------------

     ---------------------------------------

                           RELATED PARTY TRANSACTIONS

Not  applicable.   There  are  no  related  party   transactions  or  any  other
transactions or relationships required to be disclosed.


                                    RESERVES

Federal law requires us to maintain a portion of the payments that we receive under the Certificates as reserves. The purpose of these reserves is to ensure that we have enough assets to meet our obligations under the Certificates.
Federal law also requires that we invest our reserves in "qualified investments," which are investments of a kind that life insurance companies can invest in or hold under the provisions of the laws of the District of Columbia or those otherwise approved for investment by the SEC. SEE "Types of Investments" and "Investment Policies" under "Investments." In addition, federal law prohibits us from declaring or paying dividends to our shareholders in excess of certain limits unless we meet our reserve requirements.

We maintain our reserves  with our  custodian,  Wells Fargo Bank  Minnesota,  NA
("Custodian"). Pursuant to its Custody Agreement with us, the Custodian is responsible for the safekeeping of our assets, and, among other things, is authorized to take certain remedial steps should we fail to make a payment when due or otherwise default on any of our obligations under the Certificates.


                                   INVESTMENTS

As noted above, we are permitted to invest our reserves only in assets that constitute "qualified investments" under the laws of the District of Columbia and such other assets as the SEC may permit. Set out below is a summary of the types of investments in which we expect to invest as well as a description of certain investment policies established by our Board of Directors.

TYPES OF INVESTMENTS

We expect to invest our reserves, as well as the amount that we hold in excess of the reserves, primarily in the types of securities and other investments described below. Except as specifically noted, we may invest our reserves in such investments without limitation. In addition, except as specifically noted, the limitations described below apply only at the time of investment. The assets that we hold in excess of reserves are not subject to the limitations described below.

BANK OBLIGATIONS. We may invest in CD's, bankers' acceptances, and other short-term debt obligations of banks. CD's are short-term obligations that commercial banks issue for a specified period of time and at a specified interest rate. Banker's acceptances are time drafts drawn on a commercial bank by a borrower, usually in connection with international commercial transactions.

COMMERCIAL PAPER AND OTHER CORPORATE DEBT. We may invest in commercial paper issued by companies that meet the criteria for investment by life insurance companies under the laws of the District of Columbia ("qualified corporations"). Commercial paper consists of short-term unsecured promissory notes that qualified corporations issue to finance short-term credit needs. We also may invest in longer-term debt obligations of qualified corporations. We will not invest more than two percent of our reserves in any one issue of such obligations of any one qualified corporation. In addition, we do not intend to invest in any debt securities rated below investment grade by any nationally recognized statistical rating organization.

EQUIPMENT RELATED INSTRUMENTS. We may invest in equipment trust certificates and similar instruments (collectively, "equipment related instruments") that are secured by transportation equipment (e.g., railroad cars, trucks, and airplanes) that has been sold or leased to a common carrier. Equipment related instruments are a means of financing the acquisition of equipment. A trustee, such as a bank, holds the title to the equipment, collects purchase or lease payments from the purchaser, and, in turn, makes principal and interest payments to the instrument holders for a specified term. In case of default, the trustee is authorized to sell the equipment to protect the instrument holders. We will not invest more than two percent of our reserves in any one issue of an equipment-related instrument by any one qualified corporation.

MUNICIPAL SECURITIES. We may invest in various types of municipal securities, which are debt securities issued by a state, its political subdivisions, agencies, authorities, school districts, and other governmental instrumentalities for various public purposes, including, for example, the construction of public facilities, hospitals, highways, and schools. We will only invest in municipal securities that (i) represent direct and general obligations of the issuing governmental entity, or (ii) are payable from designated revenues pledged to the payment of the principal and interest on such securities.

PREFERRED AND COMMON STOCK. We may invest in preferred and common stock of qualified corporations. Preferred stock has priority over common stock as to income and generally as to the assets of an issuer, but usually has limited voting rights. We may invest in the common stocks of qualified corporations whose debt and preferred stock, if any, also meet our criteria for investment. We will not invest more than one percent of our reserves in the preferred or common stock of any single qualified corporation.

REAL ESTATE AND REAL ESTATE LOANS. We may invest directly in real estate or in real estate loans. We generally will only purchase or hold real estate if it is income producing. We may, however, also receive real estate in satisfaction of debts owed to us, and may improve or develop any real estate that we acquire. We will not invest or agree to invest in real estate if such investment would cause us to: (i) invest more than two percent of our reserves in real estate or improvements thereon during any period of 12 consecutive months; (ii) invest or hold more than five percent of our reserves in real estate or improvements thereon for the purpose of producing income; or (iii) hold more than 10% of our reserves in real estate. We also may invest in real estate loans secured by a first lien on the real estate, provided such loan is worth at least 33 1/3% more than the amount loaned.

U.S. GOVERNMENT SECURITIES. We may invest in direct obligations of the U.S. Government ("U.S. Government securities"). These include bills (which have maturities of one year or less), notes (which have maturities of between 2 and 10 years), and bonds (which have maturities greater than 10 years) issued by the U.S. Treasury ("Treasury"). The market value of U.S. Government securities will fluctuate with changes in interest rate levels. Thus, if interest rates increase from the time the security was purchased, the market value of the security will decrease. Conversely, if interest rates decrease, the market value of the security will increase.

U.S. GOVERNMENT AGENCY SECURITIES. We may invest in securities issued by certain federal agencies that are (i) backed by the full faith and credit of the United States, (ii) guaranteed by the Treasury, or (iii) are supported by the agency's right to borrow from the Treasury. Issuing agencies may include, for example, the Government National Mortgage Association ("GNMA" or Ginnie Mae"), Federal National Mortgage Association ("FNMA" or "Fannie Mae"), or Federal Home Loan
Mortgage Corporation ("FHLMC" or " Freddie Mac"). Although their close relationship with the U.S. Government is believed to make them high-quality securities with minimal credit risks, the U.S. Government is not obligated by law to support either FNMA or FHLMC.

INVESTMENT POLICIES

The Company's Board has established the investment policies set out below. The Board may change these policies at any time without Certificate owner approval.

BORROWING. We may borrow money to a limited extent from banks (including the Company's custodian bank) as we deem necessary or appropriate to our business. We currently do not intend to borrow amounts equal to more than 25% of our total assets (including the amount borrowed). We will not buy securities on margin or sell securities short.

COMMODITIES. We do not currently intend to engage in the purchase or sale of commodities.

CONCENTRATION. We maintain no restrictions on the amount of securities that we may invest in any industry or group of industries. However, we do not currently intend to concentrate our securities investments in any particular industry.

LOANS. In addition to real estate loans described above, we may make loans of varying terms to broker-dealers and other financial institutions in amounts up to 85% of the value of the securities pledged as collateral for the loans at the time we make the loans. The securities pledged as collateral must be of a type in which we can invest.

PORTFOLIO TURNOVER. We will buy, sell, or hold our assets in the manner that we deem prudent, without regard to the impact on the turnover rate of our portfolio.

SENIOR SECURITIES. We are restricted by law from issuing any securities other than face-amount certificates, common stock, and promissory notes or other paper related to our borrowings.

UNDERWRITING SECURITIES. We do not intend to act as an underwriter of securities issued by other persons. We may, however, be deemed to be an underwriter when we purchase and later sell unregistered securities.


                                INVESTOR SERVICES

AUTOMATIC INVESTMENTS

You can automatically make periodic investments in your Harvest or Producer Certificates subject to applicable limits. SEE "At A Glance" under "The Certificates." To establish your automatic investment plan, please call 1-(701) 852-5292.

DIRECT DEPOSITS

You can arrange for your investment in your Certificates to be deposited directly out of your payroll or government check. To establish your direct deposit arrangement, please call (701) 852-5292.

INQUIRIES

Integrity Certificate Company has a dedicated staff of individuals that are available each business day to assist you with questions you may have about the Certificates or your account. Please call between the hours of 8:00 and 4:00 Central Time on any business day.

REPORTS

Each quarter we will send you an account statement showing your Certificate's Account Value, your Certificate's Surrender Value, and all account activity for the preceding quarter, including the amount and rate of interest you earned, the amount of any principal investments you made, and the amount of any fees and charges assessed. In addition, we will send you annual reports that include audited financial statements for the Company's fiscal year ending December 31.

We file quarterly and annual reports with the SEC. You may read and copy, at prescribed rates, these reports and any other materials that we file with the SEC at the SEC's Public Reference Room, located at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information about the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330. You also may obtain reports and other information about us by visiting the SEC's Internet site (www.sec.gov).


                              INDEPENDENT AUDITORS

Brady, Martz & Associates, P.C., located at 24 West Central Avenue, Minot, North Dakota 58701, serve as the independent auditors of the Company. Their auditing services include rendering an opinion on the financial statements of the Company.


                              FINANCIAL STATEMENTS

We had no material operations prior to the date of this Prospectus. The Company undertakes to file an audited balance sheet for the Company, as of [balance sheet date] and the report of the Company's independent auditors thereon by amendment to this Prospectus.



                                     EXPERTS

The Company has included the audited balance sheet in this Prospectus in reliance upon the report of Brady, Martz & Associates, P.C., independent auditors, and upon the authority of said firm as experts in accounting and auditing.

                      THE COMPANY AND ITS SERVICE PROVIDERS


THE COMPANY:                                 Integrity Certificate Company
                                             1 North Main Street
                                             Minot, North Dakota  58703
                                             Telephone:  (701) 852-5292
                                             Facsimile:  (701) 838-4902


TRANSFER AGENT                               Integrity Fund Services, Inc.
                                             1 North Main Street
                                             Minot, North Dakota  58703
                                             Telephone:  1-800-601-5593
                                             Facsimile:  (701) 852-2548


INVESTMENT ADVISOR:                          Integrity Money Management, Inc.
                                             1 North Main Street
                                             Minot, North Dakota  58703
                                             Telephone:  (701) 852-5292
                                             Facsimile:  (701) 838-4902


CUSTODIAN:                                   Wells Fargo Bank Minnesota, NA
                                             Institutional Trust & Custody
                                             801 Nicollet Mall, Suite 700
                                             Minneapolis, MN  55479


INDEPENDENT AUDITORS:                        Brady, Martz & Associates, P.C.
                                             24 West Central Avenue
                                             Minot, North Dakota  48701
                                             Telephone:  (701) 852-0196
                                             Facsimile:  (701) 839-5452
                                             Website:  www.bradymartz.com
                                                       ------------------


LEGAL COUNSEL:                               Corporate Legal, P.C.
                                             8547 E. Arapahoe Road, #J-382
                                             Englewood, CO 80112
                                             Telephone:  (303) 874-3194
                                             Facsimile:  (303) 874-3198


                                [back cover page]

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

               SEC Registration Fee..................$ 10,000*
               State Fees............................$  7,500*
               Printing Fees.........................$ 10,000*
               Legal fees............................$150,000*
               Accounting Fees.......................$ 15,000*
               Miscellaneous.........................$  7,500*
                                                     --------
               Total:   .............................$200,000*
               -----------------
               * Estimate

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Under Section 2-418 of Maryland General Corporation Law, a corporation may indemnify certain Directors, officers, employees, or agents. Consistent with Maryland law, Article Seventh(E)(viii) of Registrant's Articles of Incorporation ("Articles") permits it to indemnify its Directors and officers to the fullest extent permitted by law. In addition, Article X of Registrant's By-Laws permits it to insure and indemnify its Directors, officers, employees and agents to the fullest extent permitted by law. The above-cited provisions of Registrant's Articles and By-Laws, which have been filed as exhibits to this Registration Statement, are incorporated by reference into this Item to the extent necessary to respond to this item.

Various agreements that Registrant has entered or will enter into contain provisions for the indemnification of Registrant's officers and directors to the extent permitted by applicable law. These agreements have been filed as exhibits to this Registration Statement, and are hereby incorporated by reference into this Item to the extent necessary to respond to this item.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

The disclosure set forth under the heading "The Company - Organization and Operations" in the Prospectus contained herein is hereby incorporated by reference in response to this item. Registrant issued the shares described therein in reliance upon the exemption set forth in Section 4(2) of the Securities Act of 1933 for transactions not involving a public offering.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits:

Exhibit No.  Description of Exhibits (filed herewith unless otherwise indicated)
-----------  -------------------------------------------------------------------

 (1)(a) Form of Distribution Agreement by and between Registrant and Capital Financial Services, Inc.

 (2)         Not applicable.

 (3)(i)      Articles of Incorporation of Integrity Certificate Company

 (3)(ii)     By-laws of Integrity Certificate Company

 (4)(a)      Form of Application.

 (4)(b)      Form of Account Statement.

 (5)         Opinion re: Legality

 (6)-(9)     Not applicable.

 (10)(a) Form of Investment Advisory Agreement by and between Registrant and Integrity Money Management, Inc.

 (10)(b) Form of Custody Agreement by and between Registrant and Wells Fargo Bank Minnesota, NA. *

 (10)(c) Form of Subscription Agreement by and between Registrant and Investors. *

 (11)-(20)   Not applicable.

 (21)        Subsidiaries of Integrity Certificate Company

 (22)        Not applicable.

 (23)(a)     Consent of Independent Auditors.

 (23)(b)     Consent of Counsel [See Exhibit (5)]

 (24)        Powers of Attorney of Directors

 (25)-(26)   Not applicable.
---------------------------
* To be filed by amendment.

(b) Financial Statement Schedules:

Not applicable.

ITEM 17.  UNDERTAKINGS.

Insofar as indemnification for liabilities arising under Securities Act of 1933 (the "1933 Act") may be permitted to Directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question of whether indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

ITEM 18.  FINANCIAL STATEMENTS AND SCHEDULES.

Not applicable.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minot and State of North Dakota, on the [filing date].

                                      Integrity Certificate Company

                                      By: /s/ROBERT WALSTAD
                                         ---------------------------------------
                                         Robert Walstad,President

Pursuant to the requirements of the Securities Act of 1933, the following persons have signed the Registration Statement in the capacities indicated as of the [filing date].

Signature                                          Capacity

/s/ ROBERT WALSTAD                    President, Treasurer and Director
-------------------------------       (Principal Executive, Financial,
[filing date]                         and Accounting Officer)
-------------

/s/ JACQUELINE L. CASE                Director and Secretary
------------------------------
[filing date]
-------------

/s/ MARK ANDERSON                     Director
------------------------------
[filing date]
-------------